As filed with the Securities and Exchange Commission on March 19, 2009
Registration No. 333-82920

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

McDonald’s Corporation
(Exact name of registrant as specified in its charter)

Delaware	36-2361282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One McDonald’s Plaza, Oak Brook, Illinois 60523-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary
McDonald’s Corporation
One McDonald’s Plaza
Oak Brook, Illinois 60523-1900
(630) 623-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-82920) filed by the registrant with the U.S. Securities and Exchange Commission on February 15, 2002 (the “Registration Statement”) and hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder.

In accordance with the registrant’s undertaking in Part II, Item 17(c) of the Registration Statement, the registrant is deregistering by means of this Post-Effective Amendment any securities remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on the 19th day of March, 2009.

McDONALD’S CORPORATION

By:	/s/ Peter J. Bensen
Peter J. Bensen
Corporate Executive Vice President and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature Title	Date

/s/ Ralph Alvarez	March 19, 2009
Ralph Alvarez President, Chief Operating Officer and Director

/s/ Susan E. Arnold	March 19, 2009
Susan E. Arnold
Director

/s/ Peter J. Bensen	March 19, 2009
Peter J. Bensen
Corporate Executive Vice President and Chief Financial Officer

/s/ Robert A. Eckert	March 19, 2009
Robert A. Eckert
Director

/s/ Enrique Hernandez, Jr.	March 19, 2009
Enrique Hernandez, Jr.
Director

/s/ Jeanne P. Jackson	March 19, 2009
Jeanne P. Jackson
Director

/s/ Richard H. Lenny	March 19, 2009
Richard H. Lenny
Director

/s/ Walter E. Massey	March 19, 2009
Walter E. Massey
Director

/s/ Andrew J. McKenna	March 19, 2009
Andrew J. McKenna
Chairman of the Board and Director

/s/ Cary D. McMillan	March 19, 2009
Cary D. McMillan
Director

/s/ Kevin M. Ozan	March 19, 2009
Kevin M. Ozan
Corporate Senior Vice President - Controller

/s/ Sheila A. Penrose	March 19, 2009
Sheila A. Penrose
Director

/s/ John W. Rogers, Jr.	March 19, 2009
John W. Rogers, Jr.
Director

/s/ James A. Skinner	March 19, 2009
James A. Skinner
Vice Chairman, Chief Executive Officer and Director

/s/ Roger W. Stone	March 19, 2009
Roger W. Stone
Director